EXHIBIT 10.2

                         AMENDMENT 1998-1

                       BECKMAN COULTER, INC.
                 1998 INCENTIVE COMPENSATION PLAN


     WHEREAS, Beckman Coulter, Inc. (the "Company")

maintains the Beckman Coulter, Inc. 1998 Incentive

Compensation Plan (the "1998 Plan");



     WHEREAS the Board of Directors has the authority to

amend the 1998 Plan and approved an amendment thereto in

order to assure that its intent with regard to adjustments

of exercise price of an outstanding award is stated in the

1998 Plan;



     NOW, THEREFORE, the 1998 Plan is amended, effective as

of April 2, 1998, as follows:



     1.   Section 4.3(d) is amended to read as follows:


          "(d) adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Common Shares subject to any award, change previously imposed terms and conditions, in the circumstances referenced in clause (b) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, or a shorter or longer vesting or exercise period), in each case subject to Sections 3, 8 and 9; provided that without stockholder approval, the Administrator shall not reduce by amendment the exercise price of an outstanding award;"

     2.   Section 4.3(e) is amended to read as follows:


          "(e) authorize (subject to Sections 8, 9, and 11) the adjustments, conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 8 or in other circumstances or upon the occurrence of other similar events as deemed appropriate by the Administrator; and/or"


     IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this Amendment to the 1998

Plan on this 20th day of April, 1998.



                              BECKMAN COULTER, INC.



                              By:  /s/ FIDENCIO M. MARES
                                    Fidencio M. Mares
                              Its: Vice President, Human Resources